THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 (Millions of Dollars, Except Per Share Amounts,
                            and Thousands of Shares)

                                                                                              Three Months Ended
                                                                                                   March 31,
                                                                                            ---------------------
                                                                                              2000         1999
                                                                                             ---------   ---------
                                                                                                  (Unaudited)
BASIC EARNINGS PER SHARE
------------------------

Net earnings............................................................................    $   173.6   $   134.5
Dividends on preferred stock............................................................           .1          .1
                                                                                            ---------   ---------
Net earnings available to common stockholders...........................................    $   173.5   $   134.4
                                                                                            =========   =========

Average number of common shares outstanding.............................................      213,341     212,431
Average number of Class A common shares outstanding.....................................          344         353
                                                                                            ---------   ---------
                                                                                              213,685     212,784
                                                                                            =========   =========

Basic earnings per share................................................................    $     .81   $     .63
                                                                                            =========   =========


DILUTED EARNINGS PER SHARE
--------------------------

Net earnings used in calculating basic earnings per share...............................    $   173.5   $   134.4
Dividends applicable to dilutive preferred stock:
   Series A.............................................................................            -           -
   Series B.............................................................................            -           -
   Series C.............................................................................           .1          .1
                                                                                            ---------   ---------
Income available to common shareholders plus
   assumed conversions..................................................................    $   173.6   $   134.5
                                                                                            =========   =========

Average number of shares used in calculating basic earnings
   per share............................................................................      213,685     212,784
Effect of dilutive securities:
   Options..............................................................................        2,545       2,044
   Series A, B and C preferred stock....................................................        1,210       1,272
                                                                                            ---------   ---------
                                                                                              217,440     216,100
                                                                                            =========   =========

Diluted earnings per share..............................................................    $     .80   $     .62
                                                                                            =========   =========

------------------------------------

   Convertible securities and options are not considered in the calculations if the effect of the conversion is anti-dilutive.


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